                                                                   EXHIBIT 4.9

                              WARRANT TO PURCHASE
                       SHARES OF SERIES C PREFERRED STOCK


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

          THIS CERTIFIES THAT, for value received, Intel Corporation (the "Investor") is entitled to purchase, on the terms hereof, 44,965 shares of Series C Preferred Stock of Genesys Telecommunications Laboratories, Inc., a California corporation (the "Company"), with the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Amended and Restated Articles of Incorporation attached as Exhibit A to the Series C Preferred Stock and Warrant Purchase Agreement dated February ___, 1997 (the "Agreement"), at a price per share set forth in Section 1.2 below, subject to adjustment as provided herein.

          This Warrant is issued pursuant to the provisions of the Agreement and shall be subject to, and the Investor shall be bound by, all the terms, conditions and provisions of the Agreement. Additionally, the following terms shall apply to this Warrant:

          1.   Exercise of Warrant.
               -------------------

          The terms and conditions upon which this Warrant may be exercised, and the Series C Preferred Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

          1.1  Vesting.  This Warrant may only be exercised for that number of
               -------
shares of Series C Preferred Stock which have vested pursuant to the vesting schedule below, but in no case may this Warrant be exercised later than the close of business on

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

February 26, 2000 (the "Termination Date"), after which time this Warrant shall terminate and shall be void and of no further force or effect.

Number of Shares of         Milestone
Series C Preferred Stock    Vesting Event
------------------------    -------------

*                            *

*                            *

*                            *

*                            *
44,965                       *

          1.2  Purchase Price.  The per share purchase price for the shares of
               --------------
Series C Preferred Stock to be issued upon exercise of this Warrant shall be equal to 110% of the fair market value of such shares on the date that such shares vest pursuant to the vesting schedule set forth in Section 1.1 above, subject to adjustment as provided herein.

          1.3  Method of Exercise.
               ------------------

               a. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company's order or by wire transfer to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors.

               b.   Net Issue Exercise.  In lieu of exercising this Warrant, the
                    ------------------
Investor may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Investor a number of shares of Series C Preferred Stock computed using the following formula:

                                      2.

                      * Confidential Treatment Requested

                         X = Y(A - B)
                             --------
                                A

          Where:    X =  The number of shares to be issued to the Investor.

                    Y = The number of Shares purchasable under this Warrant at the time of such exercise.

                    A = The fair market value of one share of Series C Preferred Stock at the time of such exercise.

                    B = The Warrant Price (as adjusted to the date of such calculation).

For purposes of this Paragraph 3(b), fair market value of the Preferred Stock shall be determined by the Company's Board of Directors, acting in good faith upon a review of all factors it deems appropriate. The foregoing shall be subject to any applicable adjustments made pursuant to Section 2 hereof.

          1.4  Issuance of Shares.  Upon the exercise of the purchase rights
               ------------------
evidenced by this Warrant, a certificate or certificates for the purchased shares shall be issued to the Investor as soon as practicable.

          2.   Certain Adjustments.
               -------------------

          2.1  Conversion of Series C Preferred Stock.  Should all of the
               --------------------------------------
Company's outstanding Series C Preferred Stock be, at any time prior to the expiration of this Warrant, converted into shares of the Company's Common Stock in accordance with the Company's Articles of Incorporation, as amended and/or restated and effective immediately prior to the conversion of all of the Company's Series C Preferred Stock (the "Articles"), then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of Common Stock which would have been received if this Warrant had been exercised in full and the Series C Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event. The per share purchase price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate purchase price of the number of shares of Series C Preferred Stock for which this Warrant was exercisable immediately prior to such conversion by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion.

          2.2  Common Stock Dividends.  If at any time following the conversion
               ----------------------
of all the outstanding Series C Preferred Stock and prior to the expiration of this Warrant, there shall be an event with respect to the Common Stock of a type referred to

                                      3.

in Section 2.4 or 2.5, then the provisions of such Sections with respect to Series C Preferred Stock shall apply mutatis mutandis to the Common Stock
                                     ------- --------
issuable upon the exercise of this Warrant and the Purchase Price thereof.

          2.3  Mergers, Consolidations or Sale of Assets.  If at any time there
               -----------------------------------------
shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Investor shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Series C Preferred Stock (or Common Stock issuable upon conversion thereof) deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Investor after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          2.4  Splits and Subdivisions.  In the event the Company should at any
               -----------------------
time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series C Preferred Stock or the determination of the holders of Series C Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series C Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series C Preferred Stock (hereinafter referred to as the "Series C Equivalents") without payment of any consideration by such holder for the additional shares of Series C Preferred Stock or Series C Equivalents (including the additional shares of Series C Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase of outstanding shares.

          2.5  Combination of Shares.  If the number of shares of Series C
               ---------------------
Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series C Preferred Stock, the purchase price

                                      4.

shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

          2.6  Adjustments for Other Distributions.  In the event the Company
               -----------------------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 2.4, then, in each such case for the purpose of this subsection 2.6, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Series C Preferred Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Series C Preferred Stock of the Company entitled to receive such distribution.

          2.7  Certificate as to Adjustments.  In the case of each adjustment or
               -----------------------------
readjustment of the purchase price pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

               (a) Such adjustments and readjustments;

               (b) The purchase price at the time in effect; and

               (c) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

          2.8  Notices of Record Date, etc.  In the event of:
               ---------------------------
               (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                                      5.

          (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the holder of this Warrant at least twenty (20) days prior to the earliest date specified therein, a notice specifying:

            (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

            (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          3.   Fractional Shares.  No fractional shares shall be issued in
               -----------------
connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

          4.   Reservation of Series C Preferred Stock and Common Stock.  The
               --------------------------------------------------------
Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock and Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Series C Preferred Stock (and Common Stock upon conversion of the Series C Preferred Stock) as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Series C Preferred Stock or Common Stock shall not be sufficient to effect the exercise of the entire Warrant and the conversion of the Series C Preferred Stock thereafter, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series C Preferred Stock or Common Stock to such number of shares as shall be sufficient for such purposes.

          5.   Privilege of Stock Ownership.  Prior to the exercise of this
               ----------------------------
Warrant, the Investor shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company. Nothing in this Section 5, however, shall limit the right of the Investor to participate in distributions described in Section 2 hereof if the Investor later exercises this Warrant.

          6.   Limitation of Liability.  Except as otherwise provided herein, in
               -----------------------
the absence of affirmative action by the holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                      6.

          7.  Transfers and Exchanges.
              -----------------------

          7.1 Except to the extent otherwise provided in the Agreement and subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Investor to any person or entity reasonably acceptable to the Company, which acceptance shall not be unreasonably withheld. The Investor will provide written notice of such transfer to the Company, and if no written objection is received by the Investor within ten (10) days after the date of notice, then such transfer shall be deemed accepted by the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new warrants.

          7.2 In the event of a partial exercise of this Warrant, the Company shall issue an appropriate new warrant to the Investor.

          7.3 All new warrants issued in connection with transfers, exchanges or partial exercises shall be identical in form and provision to this Warrant except as to the number of shares.

          8.   Successors and Assigns.  The terms and provisions of this Warrant
               ----------------------
shall be binding upon the Company and the Investor and their respective successors and assigns, subject at all times to the restrictions set forth in the Agreement.

          9.   Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt
               -------------------------------------------------
by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

          10.  Amendment.  This Warrant together with other warrants of like
               ---------
form and terms (collectively, the "Warrants") issued in connection with the Agreement may be amended with the consent of the Company by the written consent of holders of Warrants exercisable for a majority of the securities issuable upon exercise of the then outstanding Warrants.

                                      7.

          11.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day
               ----------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

Dated: February 26, 1997      GENESYS TELECOMMUNICATIONS
                              LABORATORIES, INC.


                              By:  /s/ Gregory Shenkman
                                   -----------------------------------------
                              Name: Gregory Shenkman
                                   -----------------------------------------
                              Title: President and Chief Executive Officer
                                   -----------------------------------------



                          [SIGNATURE PAGE TO WARRANT]

                                  SUBSCRIPTION



Genesys Telecommunications Laboratories, Inc.
1155 Market Street, 11th Floor
San Francisco, CA  94103


Ladies and Gentlemen:


The undersigned, Intel Corporation, hereby elects to purchase, pursuant to the provisions of the Warrant dated February ___, 1997, held by the undersigned, ____________ shares of the Series C Preferred Stock of Genesys
Telecommunications Laboratories, Inc., a California corporation.

The undersigned hereby represents and warrants that the undersigned is acquiring such stock for its own account and not for resale or with a view to distribute of any part thereof or of any of the Common Stock issuable upon conversion thereof, and accepts such shares subject to the restrictions of the Series C Preferred Stock and Warrant Purchase Agreement dated February ___, 1997.

Dated:  _____________         Intel Corporation



                              By:
                                   -----------------------------------------
                              Print:
                                   -----------------------------------------
                              Title:
                                   -----------------------------------------

                       Address:
                                   -----------------------------------------

                                   -----------------------------------------

                                      9.